CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form F-3) No. 333-46192, and related Prospectus of Commtouch Software Ltd. for the registration of 4,000,000 of its ordinary shares and to the incorporation by reference therein of our report dated January 31, 2000, with respect to the consolidated financial statements and schedule of Commtouch Software Ltd. included in its Annual Report (Form 20-F) for the year ended December 31, 1999, as amended by amendment No 2, filed with the Securities and Exchange Commission.

Tel-Aviv, Israel
November 28, 2000



                                                   KOST, FORER & GABBAY
                                         A member of Ernst & Young international